Exhibit 2

SHAW COMMUNICATIONS INC.

CLASS A PARTICIPATING SHARES PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT OF SHAW COMMUNICATIONS INC. (THE “CORPORATION”) FOR THE ANNUAL GENERAL MEETING (THE “MEETING”) OF SHAREHOLDERS OF THE CORPORATION TO BE HELD ON THURSDAY, JANUARY 11, 2018 AT 11:00 A.M. (MOUNTAIN TIME) AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

I/We, being holder(s) of Class A Participating Shares of Shaw Communications Inc. (the “Company”), hereby appoint: JR SHAW of Calgary, Alberta, or failing him, BRADLEY S. SHAW of Calgary, Alberta OR

Print the name of the person you are appointing if this person is someone other than the individuals listed above as the nominee of the undersigned to attend and act for the undersigned at the Meeting, in the same manner, to the same extent and with the same power as if the undersigned were present at the meeting or at any adjournment or adjournments thereof, including the right to appoint a substitute proxyholder, and without limiting the general authorization and powers hereby given, the undersigned shareholder specifies and directs the persons above named that the shares registered in the name of the undersigned shall be voted as indicated below.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES

1.	Election of Directors

	FOR	WITHHOLD
01. Peter J. Bissonnette
02. Adrian I. Burns
03. Richard R. Green
04. Lynda Haverstock
05. Gregg Keating
06. Michael W. O’Brien
07. Paul K. Pew
08. Jeffrey C. Royer

	FOR	WITHHOLD
09. Bradley S. Shaw
10. Jim Shaw
11. JR Shaw
12. Mike Sievert
13. JC Sparkman
14. Carl E. Vogel
15. Sheila C. Weatherill
16. Willard H. Yuill

	FOR	WITHHOLD

2. Appointment of Ernst & Young LLP as auditors for the ensuing year and authorize the directors to set their remuneration.

Unless otherwise indicated above, this proxy is to be voted in favour of each of the resolutions in respect of the election of directors and the appointment of the auditors, all as referred to above. If any amendments or variations to matters identified in the notice of meeting are proposed at the Meeting or if any other matters properly come before the Meeting, discretionary authority is hereby conferred with respect thereto. The undersigned hereby revokes any proxies previously given with respect to the Meeting.

Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions. All proxies must be received by 11:00 a.m. (Mountain Time) January 9, 2018, or if the Meeting is adjourned or postponed, not less than 48 hours prior to such adjournment or postponement (excluding Saturdays, Sundays and holidays).

Proxy Form – Annual General Meeting of Shaw Communications Inc. to be held on January 11, 2018 (the “Meeting”)

Notes:

1.	This form of proxy is for use of holders of Class A Participating Shares of the Corporation only.

2.	This proxy is solicited on behalf of the management of the Corporation and the costs thereof will be borne by the Corporation.

3.

A shareholder has the right to appoint a proxyholder (who need not be a shareholder) other than the persons designated above to attend and act for the shareholder at the Meeting. To exercise this right, the shareholder may insert the name of the desired person in the blank space provided above and strike out the other names or may submit another appropriate proxy.

4.

This proxy should be signed in the exact manner as the name(s) appear on the proxy. If the shares are registered in the name of more than one owner (for example, joint owners, trustees, executors), then all registered owners should sign this form. If the shares are registered in the name of a corporation or other form of legal entity, this form must be signed by the authorized attorney or officer. If a proxy is signed by a person acting as an authorized attorney or officer or in some other representative capacity, documentation evidencing qualification and authority to act may be required.

5.	If this form of proxy is not dated, it will be deemed to bear the date on which it is mailed to the shareholder.

6.

If this proxy is duly deposited with AST Trust Company (Canada), the shares represented will be voted or withheld from voting as directed by the shareholder, but if no direction is made, this proxy will be voted in favour of the above matters. If the shareholder specifies in this proxy with respect to any matters to be acted upon, such shares shall, in the event of a poll on such matters, be voted in accordance with the specifications so made. This proxy confers discretion on the proxyholder with respect to amendments to matters identified in the notice of the Meeting and other matters that may properly come before the meeting.

7.	This proxy should be read in conjunction with the accompanying documentation.

HOW TO VOTE

INTERNET	TELEPHONE

● Go to www.astvotemyproxy.com ● Cast your vote online ● View Meeting documents	Use any touch-tone phone, call toll-free in Canada and United States and follow the voice instructions: 1-888-489-5760

To vote by Internet or telephone you will need your control number. If you vote by Internet or telephone, do not return this proxy.

To vote using your smartphone, please scan this QR Code

MAIL

Complete and return your signed proxy in the envelope provided to:

AST Trust Company (Canada)

P.O. Box 721

Agincourt, ON M1S 0A1

FAX

Fax your proxy to 416-368-2502 or toll-free in Canada and United States to 1-866-781-3111.

EMAIL

Scan and email to proxyvote@astfinancial.com.

Please visit https://ca.astfinancial.com/edelivery and enrol to receive all future investor documents electronically.

All proxies must be received by 11:00 a.m. (Mountain time) on January 9, 2018, or if the Meeting is adjourned or postponed, not less than 48 hours prior to such adjournment or postponement (excluding Saturdays, Sundays and holidays).